UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2016
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 13, 2016, Herman Miller, Inc. (the “Company”) entered into an amendment and restatement of an existing unsecured credit facility (the “Agreement”). The Agreement, which expires on September 13, 2021, provides the Company with up to $400 million in revolving variable interest borrowing capacity. In addition, the Agreement includes an “accordion feature” allowing the Company to increase, at its option and subject to the approval of the participating banks, the aggregate borrowing capacity of the facility by up to $200 million. As of September 13, 2016, the unused borrowing capacity available to the Company under the Agreement totaled $360.1 million.

Wells Fargo Securities, LLC, and JPMorgan Chase Bank, N.A. served as joint lead arrangers of the Agreement. Borrowings under the Agreement may be used to refinance existing debt, provide working capital, or for other general corporate purposes. The Agreement is attached to this report as Exhibit 10.1 and is incorporated in this Item 2.03 by reference. The foregoing description is qualified in its entirety by reference to the full text of the Agreement.

Additionally, on September 13, 2016, the Company amended its Private Shelf Agreement, dated as of December 14, 2010, by and among the Company, PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes a party thereto. Amendment No. 1 to Private Shelf Agreement is attached to this report as Exhibit 10.2 and is incorporated in this Item 2.03 by reference. The foregoing description is qualified in its entirety by reference to the full text of the Agreement.

On September 13, 2016, the company also entered into an interest rate swap agreement (“Swap Transaction”) to manage its exposure to fluctuations in variable interest rates. The Swap Transaction is for an aggregate notional amount of $150.0 million with a forward start date of January 3, 2018 and a termination date of January 3, 2028. In connection with the Swap Transaction, the Company effectively will convert $150.0 million of its outstanding indebtedness from a LIBOR-based floating interest rate plus applicable margin to a fixed interest rate plus applicable margin under the Agreement as of the forward start date.

Item 9.01. Financial Statements and Exhibits
Exhibits

10.1
Fourth Amended and Restated Credit Agreement dated as of September 13, 2016 among Herman Miller, Inc., Subsidiary Borrowers, various lenders, Wells Fargo Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank N.A. as Syndication Agent

10.2	Amendment No. 1 to Private Shelf Agreement dated as of September 13, 2016 among Herman Miller, Inc., and PGIM, Inc. and each Prudential Affiliate which becomes a party thereto

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 16, 2016	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ Kevin J. Veltman
Vice President - Investor Relations and Treasurer